                                                     EXHIBIT 3(ii)
                                                     AS ADOPTED OCTOBER 26, 1984
                                                     AS AMENDED MAY 17, 1996

                                    BY-LAWS
                                       OF
                         NORTH PITTSBURGH SYSTEMS, INC.
                         ------------------------------

                                   ARTICLE I
                                    GENERAL



          Section 1.  Principal Office.  The principal office of the Corporation
                      ----------------
shall be located at Gibsonia, Allegheny County, Pennsylvania.

          Section 2.  Branch Offices.  The Corporation may establish and
                      --------------
maintain such other office or offices at such place or places as the Board of Directors may, from time to time, deem necessary, desirable or expedient.

          Section 3.  Seal.  The corporate seal of this Corporation shall have
                      ----
inscribed thereon the name of the Corporation, the year of its incorporation and the State where it was incorporated, and such seal may be used by any of the corporate officers by causing an impression or facsimile thereof to be impressed or placed upon the paper or document to be sealed.

          Section 4.  Fiscal Year.  The fiscal year of the Corporation shall
                      -----------
begin January 1 and end December 31.

          Section 5.  Waiver of Notice.  Any notice required by these By-Laws to
                      ----------------
be given directors or shareholders for any meeting may be waived by any director or shareholder in writing, signed by such director or shareholder, or by his attorney thereunto authorized, and filed with the Secretary of the Corporation. Attendance of a person at any directors' meeting and attendance of a person either in person or by proxy at any shareholders' meeting shall constitute a waiver of such notice of meeting except where such person attends a meeting for the express purpose of objecting to the transacting of any business because a meeting was not lawfully called or convened.

          Section 6.  Dividends.  Dividends may be declared and paid out of the
                      ---------
net profits or surplus of the Corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the charter of the Corporation and the law of the Commonwealth.

          Section 7.  Audit.  An annual examination and audit of the financial
                      -----
status, property and affairs of the Corporation shall be made by an audit committee or an approved firm of accountants who shall be appointed by the Board. Such annual examination and audit shall be undertaken and completed a sufficient time before the annual meeting of the shareholders to permit the submission of an appropriate report at such meeting.

          Section 8.  Checks and Notes.  Checks, notes, drafts, acceptances,
                      ----------------
bills of exchange, and other obligations for the payment of money, made, accepted or endorsed, shall be signed by such officer or officers, or person or persons, as the Board of Directors shall from time to time determine.

          Section 9.  Repeal of Prior By-Laws.  Any and all By-Laws heretofore
                      -----------------------
existing for this Corporation are hereby repealed.


                                   ARTICLE II
                                  SHAREHOLDERS

          Section 1.  Place.  All meetings of shareholders shall be held at the
                      -----
principal office of the Corporation or at such other place or places within Pennsylvania as the directors may from time to time determine.

          Section 2.  Annual Meeting.  There shall be an annual meeting of the
                      --------------
shareholders of the Corporation for the purpose of electing directors and transacting other proper business, on the third Friday of May of each year at 2:00 o'clock p.m., unless such day be a legal holiday, in which case, the meeting shall be held at the same hour on the next day following that is not a legal holiday.

          Section 3.  Special Meetings.  Special meetings of the shareholders
                      ----------------
may be called by the Chairman of the Board, the President or the Board of Directors at any time, and shall be called by the President upon the written request of three or more common shareholders. Such request must specify the purpose of the proposed meeting and the business transacted thereat shall be confined to the object or objects stated in the call.

          Section 4.  Notice.  Written notice of every meeting of the
                      ------
shareholders stating the purpose or purposes for which the meeting is called and the time and place where it is to be held shall be served either personally or by mail upon each shareholder of record entitled to vote at such meeting, not less than five days before the meeting, unless a longer period of notice is required by law. If mailed, such notice shall be directed to each shareholder at his last known address as shown on the records of the Corporation.

          Section 5.  Quorum.  The holders of record of a majority of the stock
                      ------
issued and outstanding and entitled to vote at any shareholders' meeting, present in person or represented by proxy, shall constitute a quorum for transacting business, unless otherwise provided by law.

          Section 6.  Adjournment.  If a quorum shall not be present in person
                      -----------
or by proxy, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announced at the meeting, until the requisite amount of stock shall be represented. At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 7.  Right to Vote.  Except as otherwise provided by law, each
                      -------------
common shareholder of record shall be entitled, at every meeting of the Corporation, to cast one vote for each share of common stock standing in the name of such common shareholder on the books of the Corporation. Each preferred shareholder of record shall be entitled at every meeting of the Corporation (at which such preferred shareholder is entitled to vote by the charter of the Corporation or the law of the Commonwealth), to cast one vote for each share of preferred stock standing in the name of such preferred shareholder on the books of the Corporation.

          Section 8.  Proxies.  Votes may be cast at shareholders' meetings
                      -------
either in person or by written proxy, duly executed by the shareholder, and dated not more than two months prior to the meeting involved, which meeting shall be named therein.

          Section 9.  Mode of Voting.  All voting, unless required by law or by
                      --------------
these By-Laws to be by ballot, shall be viva voce, unless a stock vote shall be called for, in which event the vote shall be by ballot, each ballot to state the name of the shareholder voting, the number of shares owned by him, and in addition, if such ballot be cast by proxy, the name of the proxy. Any qualified voter may demand a stock vote and in such event a stock vote shall immediately be taken.

          Section 10.  Judges of Election.  Prior to each meeting of the
                       ------------------
shareholders, the Board of Directors shall appoint two Judges of Election, or such number as may be required by law, who shall perform the duties required by law at such meeting and any adjournment thereof. If any Judge shall refuse to serve, or neglect to attend at the election, or his office becomes vacant, the presiding officer shall appoint a Judge in his place. Judges of Election shall be sworn.

          Section 11.  List of Shareholders.  A complete list of the
                       --------------------
shareholders entitled to vote at any meeting shall be compiled by the Secretary of the Corporation at least five days before each meeting of shareholders and kept

          Section 11.  List of Shareholders. cont.
                       ---------------------

on file at the Corporation's principal office, subject to the inspection of any proper party at any time during the usual business hours and such list shall also be exhibited at the meetings. Said list shall be arranged alphabetically giving the address of each shareholder entitled to vote and the number of shares held by each.


                                  ARTICLE III
                                   DIRECTORS

          Section 1.  Number of Directors.  The property, affairs and business
                      -------------------
of the Corporation shall be managed and controlled by a board of not less than seven (7) nor more than nine (9) directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the charter of the Corporation, or its By-Laws, required to be exercised or to be done by the shareholders.

          The number of directors to be elected shall be determined by the Board of Directors prior to the annual meeting at which such directors are to be elected.

          Section 2.  Qualification and Term.  A Director need not be a
                      ----------------------
shareholder of the Corporation. The Directors shall be elected by ballot at the annual meeting of the shareholders. After their election they shall continue in office until the next annual meeting of shareholders and until their successors have been elected and qualified.

          Section 3.  Vacancies.  In the case of any vacancy in the Board of
                      ---------
Directors, the remaining directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant and until the election and qualification of his successor.

          Section 4.  Place of Meeting.  Meetings of the Board of Directors
                      ----------------
shall be held at the principal office of the Corporation or at such other place or places within or without the Commonwealth of Pennsylvania as may from time to time be fixed by resolution of the Board, or as may be specified in the call of any meeting.

          Section 5.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors shall be held at such times as may be fixed by resolution of the Board, provided that a regular meeting of the Board shall be held within 30 days following each annual meeting of the shareholders and that a regular meeting of the Board shall be held at least once every two months thereafter. No notice shall be required for any regular meeting of the Board.

          Section 6.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be held at any time upon the call of the Chairman of the Board, the President or of three of the directors then in office, by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than twenty-four hours before such meeting.

          Section 7.  Quorum.  A majority of the members of the Board of
                      ------
Directors then holding office shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

          Section 8.  Election of Officers.  The Board of Directors, at the
                      --------------------
first regular meeting held after the annual meeting of the shareholders of the Corporation, shall elect a Chairman of the Board, (who shall be a director), a President, a Vice President, a Secretary, a Treasurer, and such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, as it may deem necessary or desirable. Except as otherwise provided by law, the duties of more than one office may be discharged by one person. Any officers or agents elected or appointed by the directors shall be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

          Section 9.  Resignation of Whole Board.  In case the entire Board of
                      --------------------------
Directors shall die or resign, any shareholder may call a special meeting in the same manner as the Chairman of the Board or the President may call such a meeting and directors for the unexpired terms may be elected at any such special meeting in the same manner as that provided for their election at annual meetings.

          Section 10.  Interest in Contracts.  No directors shall be
                       ---------------------
disqualified from voting or acting on behalf of the Corporation in contracting with any other company because of the fact that he may be an officer, director or shareholder therein.

          Section 11.  Committees.  The Board of Directors may, in its
                       ----------
discretion, by resolution adopted by a majority of the whole Board, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. The Board shall have the power at any time to change the members of any such committee, to fill vacancies thereon, and to discharge any such committee.

          Section 12.  Expenses.  Directors may be reimbursed for expenses
                       --------
incurred in attending any meeting of the Board of Directors or of any committee of the Board. Nothing herein contained shall preclude any directors in serving in any other capacity and receiving compensation therefore.

          Section 13.  Telephonic Meetings.  Any meeting of the Board of
                       -------------------
Directors or of a committee thereof, including the Executive Committee, may be held in which any one or more or all of the directors or participants may participate as if present in person, by means of conference telephone or similar communication equipment in a manner by which all persons participating in the meeting can hear each other.

          Section 14.  Personal Liability of Directors.  To the fullest extent
                       -------------------------------
that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. Further, any amendment or repeal of Section 14 which has the effect of increasing director liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.


                                   ARTICLE IV
                                    OFFICERS

          Section 1.  Election.  The executive officers of the Corporation shall
                      --------
be a Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer, and such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may by resolution determine. All of such officers shall be elected by the Board of Directors in the manner set forth in Article III hereof and they shall be subject to removal at any time by a majority vote of the whole Board. The officers of the Corporation shall each have such powers and duties as are hereinafter set forth and as generally pertain to their respective offices and in addition thereto, such powers and duties as may from time to time be conferred upon them by the Board of Directors.

          Section 2.  Chairman of the Board.  The Chairman of the Board shall be
                      ---------------------
the titular head of the Corporation, and shall preside at meetings of the shareholders and of the Board of Directors. He shall advise and consult with the other members of the Board, the President and the other officers concerning the property, business and affairs of the Company, and he shall perform such other duties and shall have supervision over such other matters as the Board may from time to time prescribe. He shall be ex-officio a member of all Committees of the Board of Directors.

          Section 3.  President.  The President shall, in the absence of or at
                      ---------
the direction of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. He shall be ex-officio a member of all Committees of the Board of Directors and he shall perform such other

          Section 3. President.  cont.
                     ---------

duties as may be assigned to him from time to time by the Board of Directors. He may sign and execute all contracts in the name of the Corporation and shall with the Treasurer, sign all certificates of stock of the Corporation. He shall have general control and direction of the business of the Corporation, and he shall perform all acts and things incident to the position of President. He shall have power to sign all notes, drafts, checks and orders for the payment of money in the event of the temporary absence or inability of the Treasurer.

          Section 4.  Vice President.  Any Vice President shall have such power
                      --------------
and perform such duties as the Board of Directors may from time to time prescribe and shall also perform such duties as may be assigned to him from time to time by the President. In the event of the death, absence, or inability of the President to perform any duties imposed upon him by these By-Laws or by the Board of Directors, a Vice President may exercise his powers and perform his duties, subject to the control of the Board of Directors.

          Section 5.  Secretary.  The Secretary shall attend the meetings of the
                      ---------
shareholders and the Board of Directors and shall keep careful record of all such meetings; the proceedings whereof shall be transcribed into the record book over his signature. He shall give due notice of any and all meetings of the shareholders and of the Board of Directors unless notice is directed by law or by these By-Laws to be otherwise given. He shall be the custodian of the seal and the stock book of the Corporation and shall keep a proper registry of all outstanding certificates of stock. At all meetings of the shareholders, he shall furnish the Judges with lists of the shareholders of the Corporation, as shown by the books of the Corporation, which lists shall show the number of shares owned by each shareholder. He shall safely keep all books, documents and papers of the Corporation committed to his charge. The Secretary shall supervise and control the manner in which the records and files of the Corporation shall be kept and shall perform such other duties as may be assigned to him by the Board of Directors. The Board of Directors shall have the authority to assign the duty of attending and keeping minutes at any Shareholders' Meeting or at any Board of Directors' Meeting(s) to another person other than the Secretary, including an officer or member of the Board of Directors, in those circumstances in which a majority of the Board of Directors believes appropriate. Any minutes so recorded and approved shall be transcribed in the Company's record book of minutes over the signature of the person designated by the Board to take such minutes. Any such minutes shall make reference to such appointment.

          Section 6.  Treasurer.  The Treasurer shall have the care and custody
                      ---------
of all the funds of the Corporation, which may come into his hands and to deposit the same in the name of the Corporation in such bank or banks or depository, as the Board may designate. He shall sign all drafts, notes and

   Section 6. Treasurer.  cont.
              ---------

orders for the payment of money, and he shall pay out and dispose of the same under the direction of the Board. He shall, with the President, sign all certificates of stock. He shall render a statement of his cash account to the Board of Directors as often as they shall require the same. He shall enter regularly, in books to be kept by him, for that purpose, a full and accurate account of all moneys received and paid to him on account of the Corporation and shall perform all acts and things incident to the position of Treasurer. The Treasurer, and other officers as the Board of Directors may determine, be bonded in respect to the faithful performance of their duties in such sums as the Board of Directors may agree upon.

   Section 7.  Assistants.  Any Assistant Secretary, Assistant Treasurer, or any
               ----------
other assistant officer elected by the Board of Directors, shall perform such duties as the Secretary, the Treasurer, or any other officer elected by the Board of Directors, as the case may be, or the Board of Directors, may from time to time assign to him.


                                   ARTICLE V
                                 CAPITAL STOCK

   Section 1.  Certificates.  Certificates for shares of the capital stock of
               ------------
the Corporation shall be in such form not inconsistent with law as approved by the Board of Directors, and shall state that the Corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents and such other terms and provisions as may be required by statute or authorized by the Board of Directors. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose. The share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. Unless otherwise directed by the Board of Directors, certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, any of such signatures may be a facsimile except at least one of such signatures shall be manual. Certificates shall bear the corporate seal, which may be embossed, a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued

   Section 1.  Certificates.  cont.
               -------------

with the same effect as if the officer had not ceased to be such at the date of its issue. Every shareholder of record shall be entitled to a single share certificate representing the total number of shares of each class owned by him/her/it. If a shareholder desires to have share certificates issued or reissued to him/her/it in a manner inconsistent with the immediately preceding sentence, all costs of issuance or reissuance shall be at the sole expense of the requesting shareholder in accordance with a schedule of costs established by the President or a Vice President and approved by the Board of Directors.

   Section 2.  Transfers.  Transfers of shares shall only be made upon the books
               ---------
of the Corporation by the holder in person or by his legal representative or by power of attorney duly executed and filed with the Corporation, and on the surrender and cancellation of the certificate or certificates of such shares properly assigned.

   The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of shares in the capital stock of the Corporation.

   Section 3.  Closing of Stock Transfer Books and Fixing of Record Date for
               -------------------------------------------------------------
Determination of Shareholders.  The Board of Directors of the Corporation may
- -----------------------------
close the Stock Transfer books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any exchange or conversion, or exchange of capital stock shall go into effect, or may fix, in advance, a date not exceeding forty (40) days preceding any of the aforesaid dates as a record date for the determination of the shareholders entitled to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such exchange or conversion, or exchange of capital stock. In case the Stock Transfer books are closed, as aforesaid, ten (10) days' written notice thereof shall be mailed to the shareholders at their last known address as the same appears on the books of the Corporation.

   Section 4.  Lost Certificates.  No certificate of shares in the capital stock
               -----------------
of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except on delivery to the Corporation of a bond of indemnity, with sufficient surety, against such lost, stolen or destroyed certificate, to be approved by the Board of Directors. Proper and legal evidence of such loss, theft or destruction shall be produced to the Board, if they require the same. The Board of Directors may in their discretion refuse to issue such new certificate, save upon the order of a court having jurisdiction in such matters.

   Section 5.  Aggregate Number of Shares.  The aggregate number of shares which
               ---------------------------
the Corporation shall have authority to issue is:

   (a) The Corporation shall have the authority to issue a total of 50,000,000 shares of Capital Stock. Of the 50,000,000 shares of Capital Stock, 40,000,000 shares shall be Common Stock, par value $.15625 per share. The Board of Directors, at such time or times as it believes appropriate, may divide the remaining 10,000,000 shares of Capital Stock of the Corporation into one or more classes of shares of Common Stock, the voting power per share of which shall not be greater than the voting power per share of the Common Stock issued and outstanding on April 9, 1996 and/or one or more classes and series of Preferred Stock, with par or stated value. The determination of the voting rights, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the shares of any such class or classes of stock shall be accomplished by an amendment to this Article 5 solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.


                                  ARTICLE VI
                             AMENDMENTS TO BY-LAWS

   These By-Laws may be amended, altered, modified or added to by the majority of the members present and constituting a quorum at any regular or special meeting of the Board of Directors. The authority of the Board of Directors to amend, alter or modify the By-Laws is subject always to the authority of the shareholders of the Corporation entitled to vote thereon to rescind or alter such amendment or to amend, alter or modify the By-Laws by a majority vote of all such stock represented in person or by proxy at an annual or special meeting of the shareholders provided that written notice shall be mailed to each of said shareholders at least five (5) days prior to said meeting.



                                  ARTICLE VII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 1.  Right to Indemnification.  Except as prohibited by law, every
               ------------------------
director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason

   Section 1.  Right to Indemnification.  cont.
               -------------------------

of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an Action paid in advance by the Company prior to final disposition of such Action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates such person as entitled to the benefits of this Section. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

   Section 2.  Right of Claimant to Bring Suit.  If a claim for indemnification
               -------------------------------
by any person eligible to be indemnified under Section 1 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit that the conduct of the claimant was such that under Pennsylvania law the company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the suit or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

   Section 3.  Insurance and Funding.  The Company may purchase and maintain
               ---------------------
insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Company would have the power to indemnify such persons against such liability or expense by law or under the provisions of this Article VII. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

   Section 4.  Non-Exclusivity; Nature and Extent of Rights.  The right of
               --------------------------------------------
indemnification provided for herein (l) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.